UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2011

INTRALINKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On December 15, 2011, J. Andrew Damico resigned as the President and Chief Executive Officer of IntraLinks Holdings, Inc. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”), effective as of the close of business on December 15, 2011 (the “Effective Time”).  Mr. Damico’s resignations did not relate to any disagreements with the Board or management of the Company or disagreements with respect to matters related to the operations, policies or practices of the Company. Mr. Damico has agreed to continue his employment with the Company in an non-executive capacity to assist in the transition of his responsibilities.

In addition, on December 15, 2011, the Board appointed Ronald W. Hovsepian to serve as the Company’s President and Chief Executive Officer effective as of the Effective Time.  Mr. Hovsepian was also elected as a Class III director of the Board to serve until the 2013 annual meeting of stockholders.

Mr. Hovsepian, 50, had been the President, Chief Executive Officer and director of Novell, Inc., a multinational software and services company, from 2006 until Novell’s acquisition by The Attachmate Group in April 2011.  In this role, Mr. Hovsepian was responsible for setting the company’s strategic direction and leading its growth as a global provider of enterprise-class software and services.  From 2005 to 2006, he was President and Chief Operating Officer of Novell, where he had direct worldwide responsibility for product development, marketing and field operations, previously serving as Executive Vice President and President, Global Field Operations and,  from 2003 to 2005,  as President, North America. Before joining Novell, Mr. Hovsepian was a Managing Director with Bear Stearns Asset Management, a technology venture capital fund, from February 2002 to December 2002. From March 2000 to February 2002, Mr. Hovsepian served as Managing Director for Internet Capital Group, a venture capital firm. Previously, Mr. Hovsepian held management and executive positions at IBM Corporation over a 17 year period, including worldwide general manager of IBM’s distribution industries, managing global hardware and software development, sales, marketing and services.  Mr. Hovsepian is the non-executive Chairman of the Board of Directors of the Ann Taylor Corporation (NYSE:ANN). Mr. Hovsepian received a Bachelor of Science degree from Boston College.

As the Company’s President and Chief Executive Officer and as a result of his leadership roles within the Company’s industry, including his former service with Novell and IBM, Mr. Hovsepian brings to the Board significant knowledge and experience in the management and operations of a large business and deep expertise in information technology.

In connection with his appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Hovsepian, effective as of the Effective Time (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, Mr. Hovsepian will receive an annual base salary of $475,000 and be eligible to receive an annual bonus based on criteria determined by the compensation committee of the Board, with the target bonus for the year 2012 equal to 100% of annual base salary.  Mr. Hovsepian is also eligible to participate in the Company’s employee benefit plans in a manner consistent with other executives of the Company. The Employment Agreement also provides that for so long as he serves as the Company’s Chief Executive Officer and subject to his election by the Company’s stockholders, Mr. Hovsepian will be entitled to serve as a member of the Board.

In addition, pursuant to the terms of the Employment Agreement and the Company’s 2010 Equity Incentive Plan, on December 15, 2011, the compensation committee of the Board granted Mr. Hovsepian a stock option to purchase 1,300,000 shares of common stock, at an exercise price of $6.05 per share, which is equal to the closing trading price of the common stock on the New York Stock Exchange on the date of grant (the “Option”).  The Option vests over 48 months with 25% of the shares vesting on the one year anniversary of the grant date and the remaining shares vesting in equal quarterly installments over the following 12 quarters, subject to Mr. Hovsepian’s continued employment with the Company.  The Employment Agreement also entitles Mr. Hovsepian to an award of 500,000 shares of restricted common stock (the “Restricted Stock Award”) under the 2010 Equity Incentive Plan, with vesting based upon the achievement of specified stock performance and service thresholds.  The Restricted Stock Award is to be divided into four tranches of 125,000 shares, with the vesting of each tranche subject to the Company’s common stock attaining, within five years from the grant date, a price of $15, $20, $25 and $30 per share, respectively, for 20 consecutive trading days.  Upon meeting the respective performance vesting condition, each tranche vests in equal quarterly installments over a one year period subject to Mr. Hovsepian’s continued employment.

In the event Mr. Hovsepian’s employment is terminated without cause or for good reason (each, as defined in the Employment Agreement), he is entitled to (i) an amount equal to two years’ annual base salary at the rate in effect at termination payable in lump sum, plus a pro rated portion of any annual bonus earned in the year of termination, (ii) continuation of his health benefits for one year (or such sooner date as he begins employment with another employer), and (iii) one year of accelerated time-based vesting on all of his equity awards subject to the achievement of any performance-based conditions and (iv) with respect solely to the Option, a post-termination exercise period for the vested portion of the Option equal to the earlier of one year and the expiration date of the Option.

In the event of a change in control of the Company as specified in the Employment Agreement, any unvested equity awards held by Mr. Hovsepian will fully-vest (subject to the achievement of any performance-based conditions).  In the event Mr. Hovsepian’s employment is terminated within one year following such change in control without cause or for good reason under the Employment Agreement, he shall be entitled to (i) a payment equal to 2.5 times the sum of his annual base salary at the rate in effect at termination plus his target annual bonus, (ii) continuation of his health benefits for  one year (or such sooner date as he begins employment with another employer), and (iii) one year of accelerated vesting on any remaining unvested equity awards (subject to the achievement of any performance-based conditions).

The Company’s obligations under the Employment Agreement are subject to Mr. Hovsepian’s covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts are subject to his execution of a general release in favor of the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the agreement which is filed to this Current Report on Form 8-K as Exhibit 10.1.

In addition, on December 16, 2011, the Company issued a press release regarding the appointment of Mr. Hovsepian, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1           Employment Agreement dated as of December 15, 2011 by and between IntraLinks Holdings, Inc. and Ronald W. Hovsepian.

99.1           Press release of IntraLinks Holdings, Inc. dated December 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 16, 2011

INTRALINKS HOLDINGS, INC.

By:	/s/ David G. Curran
David G. Curran
Executive Vice President, Business and Legal Affairs